Exhibit 107

Calculation of Filing Fee Table

S-1

(Form Type)

Nuburu, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid

	Equity	Common stock, par value $0.0001 per share, underlying warrants (Primary Offering)(2)	Other	16,710,785	$11.50(3)	$192,174,027.50	$110.20 per $1,000,000	$21,177.58

	Equity	Common stock, par value $0.0001 per share (Secondary Offering)(4)	Other	30,298,320	$8.18(5)	$247,840,257.60	$110.20 per $1,000,000	$27,312.00

	Equity	Common stock, par value $0.0001 per share (Secondary Offering)(4)	Other	1,150,000	$8.18(5)	$9,407,000.00	$110.20 per $1,000,000	$1,036.66

	Equity	Common stock, par value $0.0001 per share (Secondary Offering)(4)(6)(7)	Other	4,079,654	—	—	—	—

	Equity	Preferred Stock, par value $0.0001 per share (Secondary Offering)(6)(8)	Rule 457(a)	2,039,827	$10.00(8)	$20,398,270.00	$110.20 per $1,000,000	$2,247.89

	Total Offering Amounts					$469,819,555.10		$51,774.13

	Total Fees Previously Paid							—

	Total Fee Offsets							$51,774.13

	Net Fee Due							$0.00
(1)

Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), that become issuable as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Common Stock, as applicable.

(2)	Consists of 16,710,785 shares of Common Stock issuable by the Registrant upon the exercise of the Public Warrants (as defined in this Registration Statement).
(3)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the Public Warrants.
(4)

Consists of an aggregate of 35,527,974 shares of Common Stock registered for resale by the Selling Securityholders named in this Registration Statement, comprising (i) 30,298,320 Business Combination Shares (as defined in this Registration Statement), (ii) 1,150,000 Private Shares (as defined in this Registration Statement), and (iii) 4,079,654 Underlying Common Shares (as defined in this Registration Statement).

(5)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of Common Stock as reported on February 3, 2023, which was approximately $8.18 per share.

(6)

Pursuant to Rule 457(i) of the Securities Act, when convertible securities and the securities into which conversion is offered are registered at the same time, the registration fee is to be calculated on the basis of the proposed offering price of the convertible securities alone.

(7)

A conversion rate equal to $10.00 divided by $5.00 has been assumed, representing the maximum number of shares issuable to holders of Preferred Stock pursuant to the terms of the Certificate of Designations (subject to equitable adjustment in the event of a stock split, stock consolidation, subdivision or certain other events of a similar nature that increase or decrease the number of shares of Preferred Stock outstanding). The actual number of Common Stock issuable upon conversion of Preferred Stock will depend on the then outstanding conversion rate as determined from time to time pursuant to the terms of the Certificate of Designations.

(8)	Calculated pursuant to Rule 457(a) under the Securities Act, based on the original issue price of the Registrant’s preferred stock, par value $0.0001 per share (“Preferred Stock”).

Table 2—Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	Nuburu, Inc.	S-4	333-254729(1)	March 25, 2021		$51,774.13	Equity	Class A Common Stock, par value $0.0001 per share	85,500,000	$870,390,000

Fee Offset Sources	Nuburu, Inc.	S-4	333-254729(1)		March 25, 2021						$51,774.13
(1)

The Registrant paid a registration fee of $94,959.55 in connection with the registration of 85,500,000 shares of Class A Common Stock, par value $0.0001 per share, registered under the Registration Statement on Form S-4, filed on March 25, 2021 (File No. 333-254729) (the “Prior S-4”). The Prior S-4 was not declared effective, and no securities were sold thereunder. The Prior S-4 was withdrawn by filing a Form RW on August 23, 2021. The Registrant previously registered the issuance of up to 47,400,314 shares of Common Stock and up to 6,200,152 shares of Preferred Stock pursuant to a Registration Statement on Form S-4, filed on September 13, 2022 (File No. 333-267403) (as amended, the “Business Combination S-4”). In connection with the filing of the Business Combination S-4, the Registrant made a fee payment in the amount of $32,509.89, which was offset by the fees paid in connection with the Prior S-4. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement was offset by $51,774.13 representing $51,774.13 of the $94,959.55 fee paid in connection with the Prior Registration Statement, and no filing fee is due hereunder. A total amount of $10,675.53 remains available for future setoff pursuant to Rule 457(p).